UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

Arabian American Development Company
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	1-33926 (Commission File Number)	75-1256622 (I.R.S. Employer Identification No.)

1600 Hwy 6 South, Suite 240
Sugar Land, Texas 77478
 (Address of principal executive offices)

(409) 385-8300
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Arabian American Development Company (the “Company”) held its 2010 Annual Stockholders’ Meeting on June 9, 2010, at which the following matters were submitted to a vote.  Percentages are based on the total of the shares voted For and either Withheld or Against, as appropriate.

Proposal No. 1

The stockholders re-elected the Board of Director's nominee, Ghazi Sultan, as a director to the Company’s Board to serve a three (3) year term based upon the following votes:

Votes Cast For	% For	Votes Withheld	Broker Non-Votes

9,808,095	98.51%	148,598	4,377,900

Proposal No. 2

The Board of Director's proposal to ratify the appointment of TravisWolff, LLP as the Company’s independent registered public accounting firm for 2010 was approved based upon the following votes:

Votes Cast For	% For	Against	Abstain

14,197,664	99.04%	134,663	2,296

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Company in the capacities indicated on June 17, 2010.

Signature	Title
/s/ Connie Cook Connie Cook	Secretary and Treasurer (principal financial and accounting officer)